UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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KVH INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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KVH Industries, Inc.

Notice of Annual Meeting of Stockholders

to be held on May 20, 2009

and

Proxy Statement

IMPORTANT

Please mark, sign and date your proxy

and promptly return it in the enclosed envelope or

vote your proxy over the Internet or by telephone.

This proxy statement and form of proxy are first being mailed to stockholders on or about April 22, 2009.

KVH Industries, Inc.

50 Enterprise Center

Middletown, RI 02842-5279

April 22, 2009

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of KVH Industries, Inc. Our meeting will be held at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, Rhode Island, on Wednesday, May 20, 2009, beginning at 11:00 a.m. local time.

At this year’s annual meeting, stockholders will be asked to elect two directors; to approve an amendment to KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock issuable under the plan; and to vote upon any other matters appropriate to the meeting. We have provided additional information about these items and the annual meeting in the attached notice of annual meeting and proxy statement.

Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone, or by mailing a completed proxy card. Voting your proxy will ensure your representation at the annual meeting. If you hold your shares indirectly, such as through a brokerage firm or similar institution, you should follow the voting instructions provided by that firm.

I urge you to review the proxy materials carefully and to vote for the proposals described in the proxy statement.

Thank you for your cooperation, continued support, and interest in KVH Industries, Inc. I hope to see you at the annual meeting.

Sincerely,

Martin A. Kits van Heyningen
President, Chief Executive Officer and Chairman of the Board of Directors

KVH INDUSTRIES, INC.

Notice of Annual Meeting of Stockholders

to be held on May 20, 2009

KVH Industries, Inc., hereby gives notice that it will hold its annual meeting of stockholders at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, Rhode Island, on Wednesday, May 20, 2009, beginning at 11:00 a.m., local time, for the following purposes:

1.	To consider and vote upon the election of two Class I directors;

2.	To approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock issuable under the plan by 50,000 to 550,000; and

3.	To transact such further business as may properly come before the annual meeting or any adjournment of the meeting.

Our Board of Directors has fixed the close of business on Monday, March 30, 2009 as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the meeting. Only stockholders of record on March 30, 2009 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment of the meeting.

By Order of the Board of Directors,

Felise Feingold
Secretary

Middletown, Rhode Island

April 22, 2009

YOUR VOTE IS IMPORTANT

Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on May 20, 2009

This proxy statement and our 2008 annual report to stockholders are available on the Internet at www.kvh.com/annual. You can read, print, download and search these materials at that website. The website does not use “cookies” or other tracking devices to identify visitors.

You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual.

None of the information on our website or elsewhere on the Internet forms a part of this proxy statement or is incorporated by reference into this proxy statement.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Purpose of the annual meeting

At the annual meeting, we will submit the following proposals to our stockholders:

Proposal One:	To elect two Class I directors to a three-year term.

Proposal Two:	To approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock issuable under the plan by 50,000 to 550,000.

Our Board of Directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our Board of Directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

Our Board of Directors has fixed the close of business on Monday, March 30, 2009, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of the annual meeting, and to vote at, the annual meeting. At the close of business on the record date, there were issued and outstanding shares of our common stock of 15,140,102 and 13,938,778, respectively, at a $0.01 par value. Each share of common stock outstanding on the record date will be entitled to cast one vote.

Methods of voting

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our Board of Directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

Voting by mail:

By signing and returning the proxy card in the enclosed envelope, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by telephone:

To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet:

To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Voting in person at the meeting:

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual. None of the information on our website or elsewhere on the Internet forms a part of this proxy statement or is incorporated by reference into this proxy statement.

Quorum requirement

Our by-laws provide that a quorum consists of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. In general, votes withheld from any nominee for election as director, abstentions, if applicable, and broker “non-votes,” if applicable, are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A “non-vote” occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Votes required; tabulation of votes

A plurality of the votes properly cast at the annual meeting will be necessary to elect each Class I director to a three-year term. A majority of the votes properly cast at the annual meeting will be necessary to approve any other matter to be acted upon at the annual meeting.

Abstentions and broker “non-votes” will not be included in calculating the number of votes cast on any proposal. Abstentions and broker “non-votes” will not have any effect on the outcome of the vote on the election of any director and will not have any effect on the outcome of the vote on any other proposal.

Our transfer agent, Computershare Trust Company, N.A., will separately tabulate the votes on each matter presented to the stockholders at the annual meeting.

Solicitation of proxies

We are soliciting proxies on behalf of our Board of Directors. No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

Revocability of proxy

You may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:

•	sign and return another proxy card with a later date;

•	provide written notice of the revocation of your proxy to our secretary; or

•	attend the meeting and vote in person.

PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One concerns the election of two Class I directors for three-year terms.

Our Board of Directors currently consists of six directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class I directors is expiring.

Our Nominating and Corporate Governance Committee has nominated Mark S. Ain and Stanley K. Honey to serve as Class I directors for a three-year term. Our stockholders elected Messrs. Mark S. Ain and Stanley K. Honey at our annual meeting of stockholders in May 2006, and their current terms will expire at the 2009 annual meeting.

Proxies will not be voted at the 2009 annual meeting for more than two candidates.

Messrs. Mark S. Ain and Stanley K. Honey have agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If any of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our Board of Directors will designate at that time.

Our Board of Directors recommends that you vote FOR the election of Messrs. Mark S. Ain and Stanley K. Honey as our Class I directors.

PROPOSAL TWO: AMENDMENT OF OUR AMENDED AND RESTATED 1996 EMPLOYEE

STOCK PURCHASE PLAN

Proposal Two concerns the approval of an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares issuable under the plan by 50,000 to 550,000.

We are asking our stockholders to approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan, or the 1996 Plan, which was approved by our Board of Directors on March 30, 2009, subject to stockholder approval. The amendment would increase the number of shares reserved for issuance under the 1996 Plan by 50,000 to a total of 550,000.

As of March 30, 2009, employees had purchased a total of 439,309 shares under the 1996 Plan, and there were 60,691 shares available for issuance to employees under the 1996 Plan. We believe that employees that are also stockholders are more committed and loyal to us. Approval of the amendment would allow us to continue to offer our employees the incentive to participate in our growth as stockholders.

A majority of the votes properly cast on the proposal at the annual meeting will be necessary to approve the amendment to the 1996 Plan.

Our Board of Directors recommends that you vote FOR the amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.

Description of the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan

The following is a summary of the material features of the 1996 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 1996 Plan, a copy of which is attached to this proxy statement as Appendix A.

Participation in the 1996 Plan

The 1996 Plan enables eligible employees to purchase shares during offering periods that are determined by the Compensation Committee in its discretion. To become a participant in the plan, an eligible employee must file an election form with our treasurer not less than 20 days before the commencement of the first offering in which the employee wishes to participate. On the election form, the participant must designate the percentage of eligible compensation (up to a maximum of 6%) he or she would like to have credited to his or her account under the plan. At the end of each offering period, amounts credited to this account will be used to purchase whole shares of our common stock. The purchase price per share will be 85% of the fair market value of our common stock on the last day of the offering period.

During an offering period, payroll deductions may not be changed. A participant may discontinue his or her participation in the 1996 Plan by providing a termination form at any time before the end of an offering period. All amounts then credited to the participant’s account will be paid as soon as practicable following receipt of the participant’s termination form, and no further payroll deductions will be made with respect to the participant. Upon termination of employment for reasons other than the death of the participant, all amounts credited to the participant’s account will be delivered to the participant or his or her successor-in-interest. If a participant’s employment terminates by reason of the participant’s death, the participant’s successor-in-interest may elect either to withdraw all of the payroll deductions credited to the participant’s account under the plan or to exercise the participant’s option on the first date on which an offering period terminates after the participant’s death. No interest will be paid with respect to payroll deductions made or amounts credited to any account under the plan.

Eligibility

Each employee of ours or of any of our subsidiary corporations who has been continuously employed for at least one year, and who is customarily employed at least 20 hours per week and more than five months per calendar year, is eligible to participate in offerings under the 1996 Plan, with the exception that no employee may receive options to purchase shares under the plan if, as a result of that option, the employee:

•	would hold and/or have options to acquire five percent or more of our outstanding stock (by vote or value), or

•

would have rights under this plan to purchase stock with an aggregate fair market value (determined at the time of grant) in excess of $25,000 for any calendar year during which such option is outstanding.

As of March 30, 2009, 257 employees were eligible to participate in the 1996 Plan.

Shares available for issuance

As a result of the amendment, an aggregate 550,000 shares will be available for issuance under the 1996 Plan. As of March 30, 2009, 439,309 shares had been issued. As of March 30, 2009, the fair market value of our common stock was $4.89 per share.

Administration

The 1996 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee has the authority to interpret the plan and prescribe, amend and rescind rules and regulations relating to the plan. The Compensation Committee’s determinations with respect to any matter or provision under the plan are final and binding on us as well as the participants in the plan and their heirs or legal representatives.

Transferability

An employee’s rights under the 1996 Plan may not be transferred or assigned to any other person during the employee’s lifetime. After shares have been issued under the plan and credited to an employee under the plan, those shares may be assigned or transferred in the same manner as any other shares.

Adjustments

In the event of any merger, recapitalization, stock dividend, stock split or other adjustment to our capital stock, the Compensation Committee will make such adjustments to the 1996 Plan as it deems appropriate.

Amendment or termination

Our Board of Directors may amend, modify or terminate the 1996 Plan at any time without notice, provided that no amendment or termination may adversely affect the rights of participants holding options under the 1996 Plan at the time of such amendment or termination. Although shareholder approval is not generally required for plan amendments, Section 423 of the Code, which provides favorable tax treatment to plan participants with respect to the purchase of shares under the plan, requires shareholder approval for any increase in the number of shares authorized under the 1996 Plan.

New plan benefits

Because benefits under the 1996 Plan depend on employees’ elections to participate in the plan and the fair market value of the shares of our common stock at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the plan. Non-employee directors are not eligible to participate in the plan.

Historical plan purchases

Historically, purchases of shares of our common stock under the 1996 Plan have been made primarily by our employees who are not executive officers. Since the inception of the plan, this group has purchased an aggregate of 408,496 shares under the plan, whereas our executive officers, as a group, have purchased only 30,813 shares under the plan. Of the shares purchased by our named executive officers, 1,718 shares were purchased by Robert J. Balog, 24,746 shares were purchased by James S. Dodez, and 4,349 shares were purchased by Patrick J. Spratt; neither Martin A. Kits van Heyningen nor Robert W.B. Kits van Heyningen has purchased any shares under the plan. Our non-employee directors are not eligible to participate in the plan.

No person has purchased or is currently expected to purchase five percent or more of the total number of shares available for grant under the 1996 Plan, and we are not aware that any associate of any executive officer or director has purchased shares under the 1996 Plan. Because participation in the plan is voluntary, the persons and groups listed above may purchase additional shares under the 1996 Plan.

Federal income tax consequences of the 1996 Plan

The following tax information is intended only as a brief overview of the current material United States federal income tax laws applicable to the 1996 Plan. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign tax matters. Each participant in the 1996 Plan should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.

A participant in the 1996 Plan recognizes no taxable income either as a result of participation in the plan or upon exercise of an option to purchase shares of our common stock under the terms of the plan.

If an employee acquires shares of common stock pursuant to the plan and does not dispose of them within two years after the commencement of the offering pursuant to which the shares were acquired, nor within one year after the date on which the shares were acquired, any gain realized upon subsequent disposition will be taxable as a long-term capital gain, except that the portion of such gain equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the amount paid upon purchase of the shares, or (b) the excess of the fair market value of the shares on the commencement date of the applicable offering over the amount paid upon purchase of the shares, is taxable as ordinary income. There is no corresponding deduction for the company, however. If the employee disposes of the shares at a price less than the price at which he or she acquired the shares, the employee realizes no ordinary income and has a long-term capital loss measured by the difference between the purchase price and the selling price.

If an employee disposes of shares acquired pursuant to plan within two years after the commencement date of the offering pursuant to which the shares were acquired, or within one year after the date on which the shares were acquired, the difference between the purchase price and the fair market value of the shares at the time of purchase will be taxable to him or her as ordinary income in the year of disposition. In this event, the company may deduct from its gross income an amount equal to the amount treated as ordinary income to each such employee. Any excess of the selling price over the fair market value at the time the employee purchased the shares will be taxable as long-term or short-term capital gain, depending upon the period for which the shares were held. If any shares are disposed of within either the two-year or one-year period at a price less than the fair market value at the time of purchase, the same amount of ordinary income (i.e., the difference between the purchase price and the fair market value of the shares at the time of purchase) is realized, and a capital loss is recognized equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

If a participating employee should die while owning shares acquired under the plan, ordinary income may be reportable on his or her final income tax return.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors are as follows:

Name	Age	Position
Martin A. Kits van Heyningen	50	President, Chief Executive Officer and Chairman of the Board of Directors
Patrick J. Spratt	61	Chief Financial Officer
Robert J. Balog	45	Senior Vice President, Engineering
Brent C. Bruun	43	Vice President, Sales and Business Development
Daniel R. Conway	55	Vice President, Business Development
James S. Dodez	50	Vice President, Marketing and Strategic Planning
Felise B. Feingold	39	Vice President, General Counsel
Robert W.B. Kits van Heyningen	52	Vice President, Research and Development and Director
Mark S. Ain (1)(2)(3)	66	Director
Stanley K. Honey (3)	54	Director
Bruce J. Ryan (1)(2)(3)	65	Director
Charles R. Trimble (1)(2)(3)	67	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Kathleen Kits van Heyningen, our creative director, is the wife of Martin A. Kits van Heyningen. Paula Conway, our program development manager, is the wife of Daniel R. Conway.

Directors serving a term expiring at the 2009 annual meeting (Class I directors):

Mark S. Ain has served as one of our directors since 1997, the Chairman of our Compensation Committee since 1997, a member of our Audit Committee since 2000 and a member of our Nominating and Corporate Governance Committee since February 2004. He is the executive Chairman of the Board of Directors of Kronos Incorporated, which he founded in 1977 and served as CEO until 2006. Mr. Ain also serves on the Boards of directors of LTX-Credence Corporation, VeruTEK Technologies, Inc., and various private companies. He is a University of Rochester Trustee, Treasurer of the Walker Home and School, a member of University of Rochester Simon School Executive Advisory Committee as well as serving various other Charitable organizations. He received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Rochester.

Stanley K. Honey has served as one of our directors since 1997 and a member of our Nominating and Corporate Governance Committee since February 2004. From January 2004 through January 2005, Mr. Honey served as the chief scientist of Sportvision Systems, LLC, which he co-founded in November 1997. He served as president and chief technology officer of Sportvision Systems, LLC, from 2000 to January 2004 and as its executive vice president and chief technology officer from 1998 to 2000. From 1993 to 1997, Mr. Honey served as executive vice president of technology for the New Technology Group of News Corporation. From 1989 to 1993, Mr. Honey served as president and chief executive officer of ETAK, Inc., a wholly owned subsidiary of News Corporation. Mr. Honey founded ETAK in 1983 and served as its executive vice president of engineering until News Corporation acquired it in 1989. Mr. Honey received a B.S. from Yale University and an M.S. from Stanford University.

Director serving a term expiring at the 2010 annual meeting (Class II director):

Charles R. Trimble has served as one of our directors since 1999, a member of our Audit Committee since 2001, a member of our Compensation Committee since 2000 and a member of our Nominating and Corporate

Governance Committee since February 2004. From 1981 to 1998, he served as the president and chief executive officer of Trimble Navigation Limited, a GPS company that he founded in 1978. Previously, he served as the manager of integrated circuit research and development at Hewlett-Packard’s Santa Clara Division. Mr. Trimble is an elected member of the National Academy of Engineering, and he has been Chairman of the United States GPS Industry Council since 1996. In addition, Mr. Trimble is a member of the California Institute of Technology (Caltech) Board of Trustees. He received a B.S. in engineering physics, with honors, and an M.S. in electrical engineering from the California Institute of Technology.

Directors serving a term expiring at the 2011 annual meeting (Class III directors):

Martin A. Kits van Heyningen, one of our founders, has served as our president and a director since 1982, chief executive officer since 1990, and as our Chairman of the Board of Directors since 2007. From 1980 to 1982, Mr. Kits van Heyningen was employed by the New England Consulting Group, a marketing consulting firm, as a marketing consultant. Mr. Kits van Heyningen received a B.A., cum laude, from Yale University and has been issued five patents.

Robert W.B. Kits van Heyningen, one of our founders, has served as one of our directors since 1982 and as our vice president of research and development since April 1998. From 1982 to April 1998, he served as our vice president of engineering. From 1979 to 1982, Mr. Kits van Heyningen was an associate engineer at the Submarine Signal Division of Raytheon Company and from 1977 to 1984, he served as a consultant to various companies and universities. Mr. Kits van Heyningen received a B.S. in physics from McGill University with a minor in computer science.

Bruce J. Ryan has served as one of our directors, the Chairman of our Audit Committee, and a member of our Compensation Committee since July 2003. He has also been a member of our Nominating and Corporate Governance Committee since February 2004. Mr. Ryan is currently involved in private consulting. From February 1998 to November 2002, he served as executive vice president and chief financial officer of Global Knowledge Network, a provider of information technology and computer software training programs and certifications. From 1994 to 1998, he served as the executive vice president and chief financial officer of Amdahl Corporation, a provider of information technology solutions. Mr. Ryan previously had a 25-year career at Digital Equipment Corporation, where he served in various executive positions, including senior vice president of the financial services, government and professional services business group. In addition to serving on the board of director’s of two private companies, Mr. Ryan also serves on the board of directors of UTStarcom, Inc., and holds the position of Chairman of the Audit Committee. He received a B.S. in business administration from Boston College and an M.B.A. from Suffolk University.

Our executive officers who are not also directors are listed below:

Patrick J. Spratt has served as our chief financial officer since July 2002. From April 2001 to June 2002, Mr. Spratt served as an independent consultant, including service as the chief financial officer of FabCentric, Inc., a provider of productivity software for semiconductor manufacturing, from April 2001 until its acquisition in December 2001. From January 2000 to April 2001, Mr. Spratt served as a director and the chief financial officer of NEGEN Access, Inc., an early-stage broadband telecommunications company. From 1998 to January 2000, he served as the chief financial officer and treasurer of BioReliance Corporation, a pharmaceutical and biotechnology testing, development and manufacturing firm. Mr. Spratt previously had a 25-year career at Digital Equipment Corporation, including terms of service as vice president of investor relations from 1996 to 1998, vice president of business operations for computer systems from 1994 to 1996, and vice president of finance for worldwide engineering from 1993 to 1994. Mr. Spratt holds a B.A. in mathematics from Boston College and an M.B.A. from Boston University and has completed executive education programs at Columbia University and Harvard Business School.

Robert J. Balog has served as our senior vice president of engineering since October 2008. Previously, he served as our vice president of engineering, satellite products from February 2005 to October 2008. From June

2003 to January 2005, Mr. Balog served as president of his own engineering contract services company, Automation Services, Inc., a contract product development and services group specializing in a wide range of automation solutions. From June 2001 to May 2003, Mr. Balog served as vice president of engineering at ADE Corporation. From 1989 to April 2001, Mr. Balog held a number of positions at Speedline Technologies, Inc., a supplier of capital equipment to the electronics assembly industry, including general manager and vice president of research and development. He has served on the Board of Directors of the Surface Mount Equipment Manufacturers Association, serving as Chairman and numerous other positions. Mr. Balog is the recipient of ten U.S. patents. Mr. Balog holds a B.S. in Computer Science from Purdue University.

Brent C. Bruun has served as our vice president of sales and business development with a focus on the planned global expansion of KVH’s mini-VSAT Broadband satellite communications service since July 2008. From January 2008 until joining KVH, Mr. Bruun worked as a private consultant. From January 2007 until January 2008, Mr. Bruun served as senior vice president of strategic initiatives for SES AMERICOM, a satellite operator providing services via its fleet of 16 geosynchronous satellites covering North America. In this position, he concentrated on global mobile broadband opportunities with particular emphasis on the maritime and aeronautical markets. Other positions held at SES AMERICOM included president of Americom’s Managed Solutions Division from July 2004 until December 2006 and senior vice president of business development from July 2002 until June 2004. Previously, Mr. Bruun held positions at KPMG LLP and General Electric. Mr. Bruun holds a B.S. in accounting from Alfred University and is a certified public accountant.

Daniel R. Conway has served as our vice president of business development for military and industrial products since January 2003. From March 2000 to December 2002, Mr. Conway was the vice president of sales and marketing at BENTHOS Inc., an oceanographic technology company with customers in the marine, oil and gas, government and scientific markets. From 1980 to January 2000, he served in a variety of positions at Anteon (formerly Analysis & Technology), including vice president for new business development and acquisition integration from 1997 to January 2000 and vice president of operations for the Newport, Rhode Island operation from 1991 to 1997. Mr. Conway served for five years as a member of the U.S. Navy nuclear submarine force and was a Commander in the U.S. Naval Reserve (Naval Intelligence) for more than 10 years. He is a graduate of the U.S. Naval Academy with post-graduate studies in nuclear engineering, and he received an M.B.A. from the University of Rhode Island.

James S. Dodez has served as our vice president of marketing and strategic planning since March 2007. From October 1998 to March 2007, he served as our vice president of marketing. He served as our vice president of marketing and reseller sales from 1995 to October 1998, and from 1986 to 1995, he served as our marketing director. Prior to joining the company, Mr. Dodez was the marketing director at Magratten Wooley, Inc., an advertising agency, where he managed KVH’s account from 1983 to 1986. Mr. Dodez received a B.S. in business with an emphasis in marketing from Miami University.

Felise B. Feingold has served as our vice president and general counsel since August 2007. Prior to joining the company, from January 2004 until July 2007, she held the position of vice president and general counsel for The Jean Coutu Group (PJC) USA, Inc., which operated the Brooks/Eckerd pharmacy chain, comprising more than 1,800 stores. Her other experience includes six years, from September 1998 to December 2004, as an attorney with the international law firm of McDermott, Will & Emery. Ms. Feingold holds a B.A. in government from Cornell University, a J.D. from Hostra University School of Law, and an M.B.A. from Boston University Graduate School of Management.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Executive Compensation Program

The Company’s executive compensation program is overseen and administered by the Compensation Committee of our Board of Directors, which is comprised entirely of independent directors as determined in accordance with various NASDAQ Global Market, United States Securities and Exchange Commission (SEC) and Internal Revenue Code rules. None of its members is a current or former employee of the Company. It is the goal of the Compensation Committee to create policies and practices that provide total compensation for executive officers that is fair, reasonable and competitive. The Compensation Committee operates under a written charter adopted by our Board.

All principal elements of compensation paid to our executive officers are subject to approval by the Compensation Committee. Specifically, our Board has delegated authority to the Compensation Committee to determine and approve (1) our compensation philosophy, (2) annual base salaries, bonuses and equity-based compensation applicable to our executive officers, and (3) equity-based compensation applicable to non-executive employees.

There are no material differences in the compensation policies, objectives or programs with respect to our named executive officers, except that the compensation for our President, Chief Executive Officer, and Chairman of the Board of Directors (CEO) is determined exclusively by the Compensation Committee, while the compensation of other named executive officers is determined by the Compensation Committee based on similar criteria, but also takes into account the recommendations of our CEO.

Executive Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to attract, retain and motivate highly qualified executives and align their interests with the interests of our stockholders. The ultimate goal of our executive compensation program is to increase stockholder value by providing executives with appropriate incentives to achieve our business goals. In recent years, the Company’s executive compensation program has had three principal elements: annual base salary, annual cash bonus, and equity-based compensation.

The Company’s executive compensation objectives are to:

•	offer fair and competitive compensation that attracts and retains superior executive talent;

•	directly and substantially link rewards to measurable corporate performance;

•	align the interests of executive officers with those of stockholders by providing executive officers with an equity stake in the Company;

•	optimize the cost to the Company and value to executives; and

•	promote long-term career commitments that support a long-standing internal culture of loyalty and dedication to our interests.

The three principal elements of our executive compensation program seek to provide the following rewards:

•

Base salaries provide fixed compensation to reward individual value that an executive officer brings to the Company through experience, and past and expected future contributions to the Company’s success, while factoring in the specific needs of the Company and comparable responsibilities at similar organizations.

•

Annual cash bonuses are designed to reward the achievement of the Company’s annual business and financial goals and certain individual performance goals set at the beginning of each year. The financial goals generally place an emphasis on the Company’s actual earnings per share compared to the equivalent goal set forth in the Company’s internal business plan.

•

Equity grants are designed to reward the achievement of long-term growth in the Company’s stock price. Our equity grants currently consist of stock options and restricted stock awards. Stock options are granted with an exercise price equal to the closing price of the Company’s stock on the NASDAQ Global Market on the date of grant. The stock options generally vest in annual increments over a period of four years, with an option life of five years. Therefore, option grants have value to executive officers only to the extent of any increase in the Company’s stock price. In February 2008, as a way to further motivate and retain executives, restricted stock awards were granted. The awards were granted with no payment of cash consideration and vested under the following terms: (a) 50% in annual increments over a period of four years, the first of which vested on the first anniversary of the grant; and (b) 50% in annual increments over a period of four years subject to the achievement of the performance goal determined by the Compensation Committee.

For a company of our size, we believe that the use of these executive compensation elements strengthens our ability to attract and retain highly qualified executives. We believe this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

Our equity incentive program is a key retention tool and the Company’s vehicle for offering long-term incentives. Equity incentives are granted annually to executive officers to attract, motivate and retain these executives. The Company grants equity incentives to executive officers to encourage executive officers to work with a long-term view in the interest of shareholders and to reward the achievement of long-term growth in the Company’s stock price. Equity grants in the form of stock options are inherently performance-based since the option grants will have value to the executive officers only to the extent of any increase in the Company’s stock price. In addition, half of the restricted stock awards granted to executives in 2008 were performance-based since they would have only vested upon the Company attaining the fiscal 2008 performance goal as determined by the Compensation Committee. We believe that granting equity incentives is the best method of motivating the executive officers to manage the Company in a manner that is consistent with the interests of the Company and our stockholders.

Compensation Decision-Making Process

The Company’s executives are compensated principally through a combination of base salary, an annual cash bonus paid in the first quarter of the following year and an annual equity grant. In addition, we may also grant an initial equity award to new executive officers when they commence employment.

The base salary and equity incentive for each executive, together with the overall bonus plan for all executives, are generally established within the first quarter of each fiscal year at an annual meeting of the Compensation Committee held for this purpose. In deciding the base salary and equity incentive granted to executives (other than the CEO) for the current year, and cash bonuses earned during the prior fiscal year, the Compensation Committee typically receives recommendations from the CEO. Cash bonuses are awarded in accordance with a formula approved by the Compensation Committee at the start of each year that recognizes both corporate and individual performance. The CEO and the members of the Compensation Committee discuss the CEO’s recommendations. In deciding the base salary and equity incentive granted to the CEO for the current year and the cash bonus payable to the CEO with respect to the prior year performance, the Compensation Committee typically receives recommendations from the Chairman of the Compensation Committee. The members of the Compensation Committee then discuss the Chairman’s recommendations. The CEO is not present at the time of these deliberations. The Compensation Committee may accept or adjust any recommendations and makes all final compensation decisions.

At the meeting of the Compensation Committee held for the purpose of setting executive compensation, the Compensation Committee also approves a formula on which each executive’s individual cash bonus for the current fiscal year, which is payable in the following fiscal year, is based. Under the formula set for 2008, 75% of each executive’s bonus was based on corporate performance and 25% of the bonus was based on individual performance goals. The corporate performance goal was based on the Company’s actual earnings per share in the fiscal year, as compared to the equivalent goal set forth in the Company’s internal business plan. The Compensation Committee believes earnings per share is a strong measurement in assessing how well or how poorly the Company is performing from a financial standpoint as it is a key driver of stockholder return over the long term. The individual performance goals (other than those of the CEO) are determined by the CEO, with input from each executive at the beginning of the year. The CEO individual performance goals are determined by the Compensation Committee, with input from the CEO.

Although the annual cash bonus plan is formula-based, the Compensation Committee has the discretion to award bonuses that differ from the formula-based amounts.

Compensation Consultant

Since 2005, we have engaged Radford Surveys and Consulting (Radford), a business unit of Aon, as our independent compensation consultant. We have engaged Radford to advise on matters related to our executive compensation program and to assist in creating an effective and competitive executive compensation program.

Radford assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of executive compensation survey data. Radford also provided guidance on industry best practices. Radford advised the Compensation Committee in (1) determining base salaries for executives, (2) determining total cash bonus compensation as a percentage of base salary, and (3) designing and determining individual equity grant levels for the 2008 long-term incentive plan for executives.

Radford’s recommendations with respect to base salary, bonus and equity compensation were taken into consideration by the Compensation Committee when setting base salaries and making changes to the bonus and equity components of the executive compensation program in 2008.

Survey Data and Compensation Targets

With the assistance of Radford, the Compensation Committee selected Radford’s 2007 Executive Compensation Survey, which had an effective date of October 1, 2007 and included 164 technology companies. The survey was selected because all 164 companies had revenue in their prior fiscal year of less than $200 million with the average revenue range for the group being slightly in excess of $100 million and the median slightly below $100 million. Both the average and median of the group was consistent with the Company’s revenue forecast for 2008. In addition, all companies in the group were in a comparable industry (technology). The survey data was used to benchmark compensation for executive positions with responsibilities similar in breadth and scope to ours. The survey results were then increased by a 5.0% annual factor based on the results of Radford’s technology industry surveys to update the previous market survey results to a common effective date of January 1, 2008.

The survey data discussed above was the primary source of data used by Radford when advising the Company on matters related to our equity incentive program. To further supplement the evaluation of the Company’s equity incentive program, the Compensation Committee also utilized the services of Radford to determine the composition of an appropriate peer group. The Compensation Committee considered companies with comparable business models (technology and defense), similar operating history in terms of annual revenues, market capitalization and number of employees. These criteria were used because these companies are in similar industries and have similar complexities and growth attributes. Based on these criteria, in April 2007 Radford compiled an equity compensation review incorporating data from the most recent and available fiscal year of the following peer group of 14 publicly-traded technology and defense companies:

Anaren, Inc.	DSP Group, Inc.	Sturm Ruger & Co., Inc.
Applied Signal Technology, Inc.	Herley Industries, Inc.	Sycamore Networks, Inc.
Argon St, Inc.	SonicWALL, Inc.	Teryaon Communications Systems, Inc.
Carrier Access Corporation	Astrotech Corporation	Zhone Technologies, Inc.
Ditech Networks, Inc.	Spectralink Corporation

Compensation Benchmarking Relative to Market

Radford also provided the Compensation Committee with the survey results for eighteen executives at the Company based on their title compared to the aforementioned survey data. The assessment did not consider executive tenure, experience or performance. The Radford surveys reviewed by the Compensation Committee included market data gathered at the 25th, 50th, and 75th percentiles for (1) base salaries, (2) total cash compensation (base salary plus cash incentives), and (3) long-term incentives (number of options granted and long-term incentive value of equity-based compensation) for the survey data versus the Company.

The Compensation Committee reviewed and analyzed the compensation for each executive and made adjustments as appropriate. The Compensation Committee targets different compensation levels for each element of compensation as described below.

Historically, the Compensation Committee generally has targeted approximately the median base salary level (50th percentile) of the survey data for base salaries of executives. Adjustments to the median base salary level may be made based on comparisons to the survey data and evaluation of other factors. These factors include the value each individual brings to the Company through experience, education and training, the specific needs of the Company, and the individual’s past and expected future contributions to the Company’s success. The average adjustment to such salary level for named executive officers for 2008 was an increase equal to 2.9% of base salary, with the largest increase equal to 5.0% of base salary. These adjustments were effective July 1, 2008.

We believe that benchmarking and aligning base salaries is especially critical to a competitive compensation program. Other elements of our compensation are affected by changes in base salary. For example, annual incentives are targeted and paid out as a percentage of base salary.

The compensation program allows executives to participate in an annual cash bonus program. Historically, the payouts for executives have been targeted to pay out at approximately the median (50th percentile) of the survey data when the Company reaches the expected earnings per share performance level for the year. The cash bonus based on earnings per share was equivalent to 75% of the target annual cash bonus. The remaining 25% of the target annual cash bonus was determined based on the success of each executive officer in meeting personal business goals established at the beginning of the year.

The compensation program allows executives to receive equity incentive awards under the Company’s equity incentive plans. The primary goal of the Company is to create long-term value for stockholders, and accordingly the Compensation Committee believes that equity incentive awards provide an additional incentive to executive officers to work to maximize stockholder value. The target for 2008 equity incentive awards is approximately the 50th percentile of the survey data.

Base Salary

The Compensation Committee defines base salary as the annualized regular cash compensation of an employee, excluding cash bonus awards, Company contributions to employee benefit plans, and other compensation not designated as salary. As described above, base salaries are normally set for our executive officers at a meeting of our Compensation Committee which is held for that purpose in the first quarter of the year. However, in 2008, the Compensation Committee concluded not to increase the base salaries of executives until a second meeting in the second quarter of the year. The decision was delayed an additional quarter to provide the Compensation Committee additional time to evaluate the Company’s financial performance in a rapidly changing economic environment.

In establishing base salaries for executive officers for 2008, the Compensation Committee took into account the value each individual brings to the Company through experience, education and training, the specific needs of the Company, and the individual’s past and expected future contributions to the Company’s success, as well as overall corporate performance. We also considered the median base salary survey data of our 164 company survey data as our approximate benchmark. It is not our policy to pay our executives at the highest level relative to their peers, but rather to set the base salary relatively at mid-range. The salaries for our named executive officers ranged from approximately

6% below to approximately 3% above the 50th percentile for the salary of the relevant position. We believe these rates allow us to attract and retain talented executives.

Annual Cash Bonus

The management incentive plan is designed to reward our executives for the achievement of annual goals, principally, achievement of company profitability, and, secondarily, achievement of individual goals. It is our philosophy that the executives be rewarded for their performance as a team. We believe this is important to align our executive officers’ interests with strong corporate performance and promoting cooperation among them. The executives also are rewarded for achieving individual goals set at the beginning of each year as described above.

In February 2008, the Compensation Committee adopted the management incentive plan for 2008. The management incentive plan for 2008 was adopted based on historical financial performance, planned strategic initiatives and the existing economic environment. Annual cash bonuses were targeted at 75% of salary for the CEO, 50% of salary for the Chief Financial Officer and 35% to 40% of salary for the other named executive officers. Under the cash bonus formula for 2008, 75% of the target bonus for each executive officer was tied directly to the Company’s reported earnings per share. The remaining 25% was determined based on the success of each executive officer in meeting personal business goals established at the beginning of 2008.

The portion of the bonus based upon the Company’s earnings per share increased up to a maximum level determined by the Compensation Committee for exceeding target earnings per share as set forth in the Company’s internal business plan approved by our Board, and reduced to zero on a sliding scale if earnings per share decline below the target level. The threshold for bonus payment was achievement of 60% of our target earnings per share. At this level of achievement, 30% of the bonus target for corporate performance would have been earned. The maximum bonus payment for corporate performance would have been awarded if we achieved 155% of our plan, and the payment would have been 200% of the bonus target.

The annual cash bonus target formula considered the median bonus target of the survey data as provided by Radford as our approximate benchmark.

Bonuses Awarded

The Compensation Committee awarded bonuses for fiscal 2008 based on the degree of achievement of individual and corporate performance goals for 2008. Individual performance goals accounted for 25% of each executive’s target bonus, and the corporate performance goal accounted for 75% of each executive’s target bonus. The corporate performance goal was originally based on the Company’s target earnings per share for 2008. In assessing the degree of achievement of the Company’s target earnings per share, the Compensation Committee took into consideration the substantial downturn in one of the Company’s principal markets, which the Committee determined was extraordinary and outside the scope of executive influence, and decided to award bonuses based on a revised earnings per share target that excluded any earnings attributable to that market, as well as other strategic initiatives that the Compensation Committee deemed as priority during 2008. In developing the percentage of bonuses to be paid based on the Company’s revised earnings per share target, the Compensation Committee also considered the following factors:

•	Actual earnings per share increased 24% year-over-year.

•	Overall sales grew 2% year-over-year despite a 46% decline in land mobile product sales.

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The Company made strong progress with the rollout of the mini-VSAT airtime global broadband network. Specifically, the Company (i) entered into a strategic relationship with ViaSat for global ku-band mobile broadband network, (ii) signed a lease for North Pacific satellite capacity, (iii) deployed two hubs, (iv) secured necessary regulatory approvals, and (v) built out the network operations infrastructure. A direct indicator of the benefits of these actions was the $3.6 million growth in airtime services revenue, most of which was derived from mini-VSAT services.

•

The Company achieved qualification by Kongsberg of the DSP-3100 fiber optic gyro (FOG) for use in its Protector family of remote weapons stations and captured a substantial portion of Kongsberg’s product volume requirements. As a result, as of December 31, 2008 the Company had booked approximately $12 million of new FOG business and doubled production capacity to meet demand.

•	In February 2008 the Company signed a multi-year supply agreement with LiveTV, LLC , a subsidiary of Jet Blue, for a completely new and innovative satellite television antenna for aeronautical use.

•	Operating expenses were reduced 4% year-over-year.

•	The Company achieved successful completion of the development of the FOG-based CNS-5000 inertial measurement unit and completed initial production shipments in the fourth quarter of 2008.

•	The Company developed and launched production shipments of the marine TracVision M1 product.

Based on these factors and achievement of 83% of the revised earnings per share target, the Compensation Committee determined that the named executive officers should receive approximately 65% of the portion of the bonus attributable to corporate performance. Under the Company’s bonus plan, individual performance goals (other than those of the CEO) were determined jointly by the CEO and each executive at the beginning of each year. The CEO’s individual performance goals were determined jointly by the CEO and the Compensation Committee. The Compensation Committee determined that four of the named executive officers should receive 95%, and one named executive officer should receive 100%, of the portion of the bonus attributable to individual performance.

Equity Incentive Program

Equity grants to each executive officer are based upon the executive’s prior performance, the importance of retaining the executive’s services and the potential for the executive’s performance to help us attain our long-term goals. These factors are taken into consideration when determining the number of shares covered by the equity grant. There is no set formula for the granting of options or restricted stock awards; however, the equity awards granted to executives approximated the 25th percentile in the Radford survey data as well as the 14 companies included in the April 2007 peer group data.

Equity grants to our non-executive employees consist of stock options and restricted stock awards with the quantity of options and awards granted based on base salary level in most cases.

Timing of Equity Grants

The Company grants equity incentives to executives in the first quarter of each fiscal year, usually in conjunction with the annual review of the individual and collective performance of our executive officers.

The Company typically grants restricted stock awards or stock options to new hires on a quarterly basis, at the first Compensation Committee meeting subsequent to the employee’s start date.

Exercise Price and Vesting of Equity Awards

Stock options are granted with an exercise price equal to the closing price of the Company’s stock on the NASDAQ Global Market on the date of grant, generally vest annually in increments of 25% of the number of shares granted on each anniversary of the date of grant and have a life of five years. Under this vesting schedule, the options are fully exercisable four years after the date of grant, provided that the employee is employed by the Company at the time of vesting.

Restricted stock awards are granted with no payment of cash consideration. In 2008, restricted stock awards were granted to executives on the following terms as determined by the Compensation Committee: (a) 50% of the restricted stock award grant vests in annual increments over a period of four years, the first of which vested on the first anniversary of the grant date; and (b) 50% of the restricted stock award grant was to vest in annual increments over a period of four years, provided that (1) the revenue of the Company for the year ended

December 31, 2008, was at least 20% higher than the revenue of the Company for the year ended December 31, 2007; and (2) the executive was employed by the Company at the time of vesting. The Company did not reach the performance-based restricted stock award revenue criteria for vesting for the year ended December 31, 2008. As a result, 50% of each executive’s restricted stock award was forfeited as of December 31, 2008 and therefore no stock-based compensation expense was recorded on the performance-based restricted stock awards for 2008. Restricted stock awards for non-executive employees vest in annual increments over a four-year period.

Other Compensation and Perquisites

Our executive officers are eligible to receive the same health and welfare benefits that are available to other employees and a contribution to their benefit premium that is the same percentage as provided to other employees. These benefit programs include health and dental insurance, life insurance, supplemental life insurance, and long-term disability insurance, and certain other benefits. In general, our employees pay approximately 30% of the health insurance premium due.

The Company maintains an Employee Stock Purchase Plan and a tax-qualified 401(k) plan, which provides for broad-based employee participation. Under the 401(k) plan, all Company employees, including executive officers, are eligible to receive matching contributions from the Company. The Company presently matches 50% of all employee 401(k) plan contributions up to 4% of salary, with a maximum annual corporate match per employee of $3,000. The Company does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees other than the 401(k) plan.

The Company provided automobile allowances to four executives in 2008. Martin Kits van Heyningen’s auto allowance was $21,492, Robert Kits van Heyningen’s was $8,251 and Robert Balog’s was $6,000. Brent Bruun received $6,250 in 2008 for automobile and housing allowances. Executive officers did not receive any other perquisites or other personal benefits or property from the Company.

The Company has no employment contract or change of control arrangement with any employee.

Equity Ownership by Executives

The Company does not currently have a formal stock ownership requirement for executives. However, stock ownership by executives is encouraged on a voluntary basis. Each of our executive officers holds both vested and unvested stock options and restricted stock awards as shown in the table entitled “Outstanding Equity Awards as of December 31, 2008.” The Compensation Committee reviews the vested and unvested stock options and restricted stock awards held by the executives each year.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits our ability to deduct annual compensation in excess of $1,000,000 that is paid to our CEO or certain of our other named executive officers, unless that compensation is “performance-based” within the meaning of Section 162(m) and the regulations promulgated thereunder. We believe that all of our stock options qualify as performance-based compensation and therefore are not subject to the deduction limitation of Section 162(m). However, the salary and bonuses paid to our executive officers and our restricted stock grants are not exempt from this deduction limit.

We consider tax deductibility in the design and administration of our executive officer compensation plans and programs. However, we believe that it is in the best interests of the Company and its stockholders that we retain flexibility and discretion to make compensation awards, whether or not deductible, when such awards are consistent with the strategic goals of the Company.

Rules under generally accepted accounting principles determine the manner in which we account for grants of equity-based compensation to our employees in our financial statements. Our accounting policies for equity-based compensation are further discussed in notes 1 and 7 to the Company’s consolidated financial statements.

SUMMARY COMPENSATION TABLE

For 2008

The following table provides information concerning the compensation earned by our CEO, Chief Financial Officer and each of our three most highly compensated executive officers other than the CEO and Chief Financial Officer (collectively, “named executive officers”) during 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Martin A. Kits van Heyningen	2008	364,620	250	127,075	46,354	203,820	24,492	766,611
President, Chief Executive Officer and Chairman of the Board of Directors	2007 2006	355,006 338,961	1,000 1,000	118,990 83,253	— —	40,860 193,375	22,130 15,305	537,986 631,894

Patrick J. Spratt	2008	242,085	250	69,120	23,177	91,992	3,000	429,624
Chief Financial Officer	2007 2006	235,151 224,791	1,000 1,000	67,313 89,128	— —	23,535 102,375	3,000 3,000	329,999 420,294

Robert J. Balog	2008	204,348	250	89,283	13,906	53,307	9,000	370,094
Senior Vice President, Engineering	2007 2006	198,960 190,443	1,000 1,000	86,621 74,077	— —	14,934 65,311	9,000 9,000	310,515 339,831

Robert W.B. Kits van Heyningen	2008	199,378	250	45,774	13,906	51,758	11,251	322,317
Vice President, Research and Development and Director	2007 2006	195,027 186,646	1,000 1,000	43,230 31,235	— —	11,711 61,639	10,797 8,625	261,765 289,145

James S. Dodez Vice President, Marketing and Strategic Planning	2008	200,755	250	43,944	13,906	59,851	3,000	321,706

(1)	Reflects annual holiday bonus earned and paid in 2008, 2007 and 2006.
(2)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown reflect the compensation expense recognized in our financial statements in 2008, 2007 and 2006, respectively, that was computed in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Compensation,” (SFAS No. 123(R)), except that, pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. A discussion of the assumptions used in calculating these values may be found in Note 7 to our financial statements in our Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 13, 2009.

(3)

The Company did not reach the performance-based restricted stock award revenue criteria for vesting for the year ended December 31, 2008. Therefore, no stock-based compensation was recorded on the performance-based restricted stock awards granted in 2008.

(4)

For 2008, the table reflects amounts that were earned under our management incentive plan for 2008 performance and that were determined and paid in March 2009. For 2007, the table reflects amounts that were earned under our management incentive plan for 2007 performance and that were determined and paid in March 2008. For 2006, the table reflects amounts that were earned under our management incentive plan for 2006 performance that were determined and paid in March 2007.

(5)	Reflects the value of 401(k) matching contributions ($3,000 maximum) and auto allowances. Named executive officers did not receive any other perquisites, personal benefits or property.

GRANTS OF PLAN-BASED AWARDS

For 2008

The following table provides information regarding grants of plan-based awards made to our named executive officers during 2008.

	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name		Threshold ($)	Target ($)	Maximum ($)
Martin A. Kits van Heyningen	2/28/2008	61,621	273,465	478,746	50,000	441,500
Patrick J. Spratt	2/28/2008	27,356	121,043	211,824	25,000	220,750
Robert J. Balog	2/28/2008	16,143	71,522	125,265	15,000	132,450
Robert W. B. Kits van Heyningen	2/28/2008	15,751	69,782	122,219	15,000	132,450
James S. Dodez	2/28/2008	18,068	80,302	140,529	15,000	132,450

(1)	Reflects the date on which the grants and management incentive plan were approved by the Compensation Committee.
(2)

The amounts shown in these columns represent the executives’ annual incentive opportunity under the management incentive plan. All amounts reflect executive achievement of 100% of individual performance goals. See “Compensation Discussion and Analysis—Annual Cash Bonus” for more information regarding this plan.

(3)

Represents all grants of restricted stock awards under the 2006 Stock Incentive Plan, including performance-based awards that were granted in 2008, but were subsequently forfeited due to the Company’s failure to attain the fiscal 2008 performance goal for vesting. These performance-based awards constitute half of the quantity of shares presented for each named executive officer and were forfeited as of December 31, 2008. The restricted stock awards were received without payment of cash consideration. The restricted stock awards that are not performance-based vest in equal annual increments over a period of four years. See “Compensation Discussion and Analysis—Equity Incentive Program” for more information regarding these grants.

(4)

Reflects the grant date fair value of restricted stock awards granted to our named executive officers as determined under SFAS No. 123(R), excluding the impact of estimated forfeitures related to service-based restricted stock awards. A discussion of the assumptions used in calculating these values may be found in Note 7 to our financial statements in our Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 13, 2009.

OUTSTANDING EQUITY AWARDS

As of December 31, 2008

The following table provides information concerning outstanding equity awards held by the named executive officers on December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date(4)	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(5)
Martin A. Kits van Heyningen	25,000	—		15.46	2/25/2009	25,000	129,500
	18,750	6,250	(1)(2)	10.11	3/3/2010
	20,000	20,000	(2)	10.54	2/22/2011
	10,000	30,000	(2)	9.87	3/6/2012

Patrick J. Spratt	15,000	—		15.46	2/25/2009	12,500	64,750
	3,910	3,750	(1)(3)	10.11	3/3/2010
	7,340	—		10.11	3/3/2010
	12,500	12,500	(2)	10.54	2/22/2011
	6,250	18,750	(2)	9.87	3/6/2012

Robert J. Balog	37,500	12,500	(1)(2)	10.11	3/3/2010	7,500	38,850
	3,750	3,750	(2)	10.54	2/22/2011
	3,125	9,375	(2)	9.87	3/6/2012

Robert W.B. Kits van Heyningen	12,500	—		15.46	2/25/2009	7,500	38,850
	9,375	3,125	(1)(2)	10.11	3/3/2010
	6,250	6,250	(2)	10.54	2/22/2011
	3,125	9,375	(2)	9.87	3/6/2012

James S. Dodez	12,500	—		15.46	2/25/2009	7,500	38,850
	7,960	3,125	(1)(3)	10.11	3/3/2010
	1,415	—		10.11	3/3/2010
	6,250	6,250	(2)	10.54	2/22/2011
	3,125	9,375	(2)	9.87	3/6/2012

(1)

On December 9, 2005, the Compensation Committee of the Board of Directors accelerated the vesting of existing “out-of-the-money” stock options that had exercise prices per share equal to or greater than ten percent above the closing market price on December 8, 2005. On such date, the closing market price was $9.93. Accordingly, options to purchase approximately 271,000 shares of the Company’s common stock became exercisable on December 9, 2005 as a result of this acceleration. These options had exercise prices ranging from $10.99 to $17.62 per share. The decision to accelerate the vesting of these stock options was made primarily to reduce the cumulative non-cash compensation expense that would have been recorded as a result of the adoption of SFAS No. 123(R) on January 1, 2006.

(2)	The options vest and become exercisable in equal installments on the first four anniversaries of the grant date.
(3)	The options vest and became exercisable on March 3, 2009.
(4)	Each option was granted five years prior to the option expiration date.
(5)	Value is calculated by multiplying the number of restricted stock awards that have not vested by the closing price of our stock ($5.18) as of the close of trading on December 31, 2008.

Our named executive officers did not exercise any stock options or have any shares of restricted stock vest in 2008. In addition, we have no pension plan or nonqualified deferred compensation plan, and accordingly we have omitted these tables.

Director Compensation

We paid our non-employee directors a $10,000 annual retainer and $2,000 for each regularly scheduled quarterly Board meeting attended. No additional cash compensation was paid for attending any Board or Committee meetings. Directors who are employees did not receive separate fees for their services as directors.

Non-employee directors who also served as members of the Audit and Compensation Committees received an additional annual compensation of $3,000 and $2,000, respectively, except that the chairman of each of the Audit and Compensation Committees received annual compensation of $5,000 and $3,000, respectively.

In accordance with the terms of our stock option plans, at the first meeting of the Board of Directors after the 2008 annual meeting of stockholders, each of Messrs. Ain, Honey, Ryan and Trimble received a nonqualified stock option to purchase 5,000 shares of common stock at an exercise price of $8.89 per share. Each such option vested immediately and remains exercisable for a term of five years from the date of grant.

We paid salaries and bonus payments, as well as granted restricted stock awards to Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen, as set forth in the tables entitled “Summary Compensation Table” and “Grants of Plan-Based Awards.”

In September 2008, Radford recommended to the Compensation Committee that the annual retainer to non-employee directors be increased from $10,000 to $25,000 and that the fee paid for each regularly scheduled quarterly Board meeting be increased from $2,000 to $2,500. In addition, Radford recommended that all recurring equity grants be transitioned to restricted stock awards in the same quantity previously granted in nonqualified options. Radford’s recommendation was based on the 25th percentile of board compensation using similar survey data previously referenced. See “Compensation Discussion and Analysis—Survey Data and Compensation Targets” for more information.

In September 2008, based upon Radford’s recommendation, the Compensation Committee approved the increase of the annual retainer payment to $25,000 for non-employee directors and the increase of the fee paid for each regularly scheduled quarterly Board meeting to $2,500. The annual retainer was paid in 2008 and the increased fee for each regularly scheduled quarterly Board meeting was paid for each meeting subsequent to the approval. In addition, based on the suggested increases by Radford, at the September 2008 meeting, each of Messrs. Ain, Honey, Ryan and Trimble received an additional nonqualified stock option to purchase 5,000 shares of common stock at an exercise price equal to the closing price of the common stock on the NASDAQ Global Market as of December 12, 2008. Each such option vests immediately and remains exercisable for a term of five years from the date of grant.

Newly elected non-employee director will automatically receive on the date of his or her election a restricted stock award of 10,000 shares of our common stock. Each initial grant will vest in four equal quarterly increments after the date of grant. Currently, our non-employee directors are Messrs. Ain, Honey, Ryan and Trimble.

Also at the first meeting of the Board of Directors following the annual meeting of stockholders, non-employee directors will automatically receive a restricted stock award of 5,000 shares of our common stock. Each restricted stock award vests in four equal quarterly installments after the date of grant.

In addition, each non-employee director who is appointed to serve on the Audit Committee of our Board of Directors will receive, on the date of his initial appointment, a restricted stock award of 5,000 shares of our common stock and an additional restricted stock award of 5,000 shares on each anniversary, so long as he continues to serve on our Audit Committee. Each restricted stock award will vest in four equal quarterly installments after the date of grant.

DIRECTOR COMPENSATION TABLE

For 2008

The following table provides information regarding the compensation of our non-employee directors for 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Bruce J. Ryan	44,000	37,269	(2)	81,269
Mark S. Ain	41,500	37,269	(2)	78,769
Charles R. Trimble	40,500	37,269	(2)	77,769
Stanley K. Honey	35,500	20,875	(3)	56,375

(1)

Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown reflect the compensation expense recognized in our financial statements in 2008 that was computed in accordance with SFAS No. 123(R), except that, pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. A discussion of the assumptions used in calculating these values may be found in Note 7 to our financial statements in our Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 13, 2009.

(2)

Reflects the compensation costs recognized in 2008 for stock option grants with the following fair values as of the grant date: 5,000 options were granted on July 26, 2007 with a fair value of $18,648; 10,000 options were granted on August 8, 2008 with a fair value of $29,187; and 5,000 options were granted on December 12, 2008 with a fair value of $6,281. As of December 31, 2008, Mssrs. Ryan, Ain and Trimble each had an aggregate of 55,000 options outstanding.

(3)

Reflects the compensation costs recognized in 2008 for stock option grants with the following fair values as of the grant date: 5,000 options were granted on August 8, 2008 with a fair value of $14,594 and 5,000 options were granted on December 12, 2008 with a fair value of $6,281. As of December 31, 2008, Mr. Honey had an aggregate of 30,000 options outstanding.

COMPENSATION COMMITTEE REPORT (1)

The Compensation Committee established by our Board of Directors is currently composed of Messrs. Ain, Ryan and Trimble. Our Board of Directors adopted a charter for the Compensation Committee in April 2004. Under the charter, the Compensation Committee is responsible for recommending to the Board the compensation philosophy and policies that we should follow, particularly with respect to the compensation of the members of our senior management. The Committee is responsible for reviewing and approving the compensation of our executive officers, including our chief executive officer. In addition, the Board has delegated to the committee the authority to administer, review and make recommendations with respect to our incentive compensation plans and our equity-based plans.

The Compensation Committee has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on our Committee’s review of, and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008.

Compensation Committee

Mark S. Ain (Chairman)

Bruce J. Ryan

Charles R. Trimble

(1)

The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any incorporation language in such filing.

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2008 regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

The equity compensation plans approved by our stockholders are our Amended and Restated 2006 Stock Incentive Plan, Amended and Restated 2003 Incentive and Nonqualified Stock Option Plan, Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan, and Amended and Restated 1996 Employee Stock Purchase Plan. Under the 2006 Plan, each share issued under awards other than options will reduce the number of shares reserved for issuance by two shares (but will reduce the maximum annual number of shares that may be granted to a participant only by one share), and shares issued under options will reduce the shares reserved for issuance on a share-for-share basis. The following table does not reflect grants from January 1, 2009 through March 30, 2009 of 420,000 restricted stock awards with a grant date fair value of $4.58. The restricted stock awards were granted on the following terms as determined by the Compensation Committee: (a) the grantee received the restricted stock award without payment of cash consideration; (b) 50% of the restricted stock award vests in annual increments over a period of four years, the first of which will vest on the first anniversary of the grant date; (c) 25% of the restricted stock award vests in annual increments over a period of four years, the first of which will vest on the first anniversary of the grant date contingent upon achieving two specific mini-VSAT sales objectives in 2009 and (d) 25% of the restricted stock award vests in annual increments over a period four years, the first of which will vest on the first anniversary of the grant date contingent upon achieving certain fiber optic gyro production output targets in 2009. As of December 31, 2008, we did not have any equity compensation plans not approved by our stockholders.

Equity Compensation Plan Information

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)(#))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	1,252,898	(1)	10.48	1,437,946	(2)
Equity compensation plans not approved by stockholders	—		—	—

Total	1,252,898	(1)	10.48	1,437,946	(2)

(1)

Does not include 213,958 shares of restricted stock granted under the Amended and Restated 2006 Stock Incentive Plan which were not vested as of December 31, 2008 and therefore subject to forfeiture. The weighted-average grant-date fair value of these shares of restricted stock was $8.68. Any restricted stock award forfeited would be available for issuance under the Amended and Restated 2006 Stock Incentive Plan at a ratio of two available shares for each restricted stock award forfeited.

(2)

Each share issued under awards other than options will reduce the number of shares reserved for issuance by two shares (but will reduce the maximum annual number of shares that may be granted to a participant only by one share), and shares issued under options will reduce the shares reserved for issuance on a share-for-share basis. Includes 60,691 shares of common stock reserved for future issuance under our Amended and Restated 1996 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on March 30, 2009, there were issued and outstanding shares of our common stock of 15,140,102 and 13,938,778, respectively, entitled to cast 13,938,778 votes. On March 30, 2009, the closing price of the common stock as reported on the NASDAQ Global Market was $4.89 per share.

Principal stockholders

The following table provides, to the knowledge of management, information regarding the beneficial ownership of our common stock as of March 30, 2009, or as otherwise noted, by:

•	each person known by us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each executive officer named in the summary compensation table; and

•	all of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the “Right to acquire” column consist of shares that may be purchased through the exercise of options that are vested or will vest within 60 days of March 30, 2009.

	Shares beneficially owned
	Outstanding	Right to acquire	Total	Percent
5% Stockholders
Royce & Associates, LLC (1) 1414 Avenue of the Americas New York, NY 10019	1,883,700	—	1,883,700	13.5
Roumell Asset Management, LLC (2) 2 Wisconsin Circle Suite 600 Chevy Chase, MD 20815	1,446,848	—	1,446,848	10.4
State of Wisconsin Investment Board (3) P.O. Box 7842 Madison, WI 53707	1,237,250	—	1,237,250	8.9
Systematic Financial Management, L.P. (4) 300 Frank W. Burr Blvd Glenpointe East, 7th Floor Teaneck, NJ 07666	896,443	—	896,443	6.4
Directors
Martin A. Kits van Heyningen (5)	390,648	78,500	469,148	3.3
Robert W.B. Kits van Heyningen	140,634	28,125	168,759	1.2
Mark S. Ain	41,800	53,750	95,550	*
Charles R. Trimble	15,000	53,750	68,750	*
Stanley K. Honey	33,375	30,000	63,375	*
Bruce J. Ryan	—	53,750	53,750	*
Other Named Executive Officers
Patrick J. Spratt	119,346	46,250	165,596	1.2
Robert J. Balog	39,406	61,875	101,281	*
James S. Dodez (6)	80,224	28,125	108,349	*
All current directors and executive officers as a group (12 persons) (7)	996,356	468,949	1,465,305	10.2

*	Less than one percent.

(1)

Information is based on a Schedule 13G/A filed by Royce & Associates, LLC with the SEC on January 26, 2009. The Schedule 13G/A states that Royce & Associates, LLC has sole voting and sole dispositive power for 1,883,700 shares.

(2)

Information is based on a joint Schedule 13G/A filed by Roumell Asset Management, LLC and James C. Roumell with the SEC on April 2, 2009. The Schedule 13G/A states that Roumell Asset Management, LLC has sole dispositive power and shared voting power for 1,437,128 shares and that James C. Roumell has sole dispositive power for 1,446,848 shares, shared voting power for 1,437,128 shares and sole voting power for 9,720 shares.

(3)

Information is based on a Schedule 13G/A filed by the State of Wisconsin Investment Board with the SEC on January 30, 2009. The Schedule 13G/A states that the State of Wisconsin Investment Board has sole voting and sole dispositive power for 1,237,250 shares.

(4)

Information is based on a Schedule 13G filed by Systematic Financial Management, L.P. with the SEC on February 13, 2009. The Schedule 13G states that Systematic Financial Management, L.P. has sole voting power for 782,043 shares and sole dispositive power for 896,443 shares.

(5)	Includes 7,711 shares of common stock and 3,500 shares subject to options held by Martin A. Kits van Heyningen’s spouse, who is our creative director.
(6)	Includes 40,647 shares of common stock held by the joint living trust of James S. Dodez and spouse and 2,529 shares of common stock held by Mr. Dodez’s spouse and children.
(7)	Includes 735 shares of common stock and 3,574 shares subject to options held by Daniel R. Conway’s spouse, who is our program development manager.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, 5, and amendments thereto furnished to us with respect to 2008, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner, with eight exceptions. Each of Martin Kits van Heyningen, Robert Kits van Heyningen, Daniel Conway, James Dodez, Patrick Spratt, Robert Balog, Ian Palmer (resigned in October 2008) and Kalyan Ganesan (terminated in May 2008), executive officers, filed one Form 4 relating to a single transaction one business day late.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director independence

A majority of our directors are independent directors under the rules of the NASDAQ Global Market. Our Board of Directors has determined that our independent directors are Messrs. Ain, Honey, Ryan and Trimble.

Board meetings

During 2008, our Board of Directors met seven times. Each incumbent director attended at least 90% of the total number of meetings held by the Board and the Committees of the Board on which he served during 2008. To the extent reasonably practicable, directors are expected to attend Board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. Last year, two of the six individuals then serving as directors attended the annual meeting.

Board committees

Our Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Each member of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee meets the independence requirements of the NASDAQ Global Market for membership on the committees on which he serves. The Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee each have the authority to retain independent advisors and consultants. We pay the fees and expenses of these advisors. Our Board of Directors has adopted a written charter for each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. We have made each of these charters available through the Investor Relations page of our website at http://investors.kvh.com.

Audit Committee

Our Audit Committee is currently composed of Messrs. Ain, Ryan and Trimble. Our Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the Board of Directors; the auditors report directly to the Committee. The Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. Our Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our Board has determined that Mr. Ryan is an Audit Committee financial expert under the rules of the SEC. Our Audit Committee met eight times during 2008.

Nominating and Corporate Governance Committee

Our Board of Directors established a Nominating and Corporate Governance Committee in February 2004. The current members of our Nominating and Corporate Governance Committee are Messrs. Ain, Honey, Ryan and Trimble. Our Nominating and Corporate Governance Committee’s responsibilities include providing recommendations to our Board of Directors regarding nominees for director and membership on the committees of our Board. An additional function of the committee is to develop corporate governance practices to recommend to our Board and to assist our Board in complying with those practices. Our Nominating and Corporate Governance Committee met once during 2008.

Compensation Committee

The Compensation Committee’s responsibilities include providing recommendations to our Board regarding the compensation levels of directors, reviewing and approving the compensation levels of executive officers, providing recommendations to our Board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our stock option and incentive plans, and authorizing other equity compensation arrangements. For more information regarding the authority of the Compensation Committee, the extent of delegation by the Compensation Committee, our processes and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation for directors and executive officers, please see “Compensation Discussion and Analysis.” Our Compensation Committee met seven times during 2008. Our Compensation Committee is currently composed of Messrs. Ain, Ryan and Trimble.

Compensation Committee interlocks and insider participation

No member of the Compensation Committee had any relationship requiring disclosure under the rules of the SEC regarding transactions and relationships with related parties.

Director candidates and selection processes

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to our Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the Committee and other members of our Board. The Committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.

In evaluating the qualifications of any candidate for director, the Committee considers, among other factors, the candidate’s depth of business experience, reputation for personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The Committee also considers the degree to which the candidate’s skills, experience and background complement or duplicate those of our existing directors and the long-term interests of our stockholders. In the case of incumbent directors whose terms are set to expire, the Committee also gives consideration to each director’s prior contributions to the Board. The minimum qualifications that each director must possess consist of general familiarity with fundamental financial statements, ten years of relevant business experience, no identified conflicts of interest, no convictions in a criminal proceeding during the five years prior to the date of selection and the willingness to execute and comply with our code of ethics. In selecting candidates to recommend for nomination as a director, the Committee abides by our company-wide non-discrimination policy.

The Committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. The Committee has not adopted any particular method that stockholders must follow to make a recommendation. We suggest that stockholders make recommendations by writing to the Chairman of the Board who will in turn forward to the Nominating and Corporate Governance Committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the Committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our Nominating and Corporate Governance Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which we discuss elsewhere in this proxy statement.

Communications with our Board of Directors

Our Board, including all of the independent directors, has established a process for facilitating stockholder communications with our Board. Stockholders wishing to communicate with our Board should send written correspondence to the attention of our corporate secretary, Felise Feingold, KVH Industries Inc., 50 Enterprise Center, Middletown, RI 02842, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our legal counsel will forward all mail to each member of our Board of Directors.

Code of ethics

We have adopted a code of ethics that applies to all of our directors, executive officers and employees, including our principal executive officer and principal financial and accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior. You can obtain a copy of our code of ethics through the Investor Relations page of our website at http://investors.kvh.com.

Certain relationships and related-party transactions

Except as stated below, there were no reportable related-party transactions in 2008. Under its charter, the Audit Committee of the Board of Directors is responsible for approving any proposed related-party transaction. There are at present no written or otherwise established policies or procedures for the review, approval or ratification of related-party transactions, except the statement in the Audit Committee charter noted above.

Kathleen Kits van Heyningen, the spouse of Mr. Martin Kits van Heyningen, serves as our creative director. For fiscal 2008, total individual compensation for Kathleen Kits van Heyningen, based on total salary, bonus, stock compensation expense and all other compensation, as calculated in our 2008 Summary Compensation table, was approximately $132,000.

Arent Kits van Heyningen, the father of Mr. Martin Kits van Heyningen, serves as our chief scientist. For fiscal 2008, total individual compensation for Arent Kits van Heyningen, based on total salary, bonus, stock compensation expense and all other compensation, as calculated in our 2008 Summary Compensation table, was approximately $204,000.

Mark S. Ain, a director and nominee, is a minority owner and advisor to ETS International, a ground transportation service company. In 2008, the Company paid ETS International $5,695 for services rendered in 2008. The Audit Committee has determined such services are reasonable, in the best interest of the Company and on terms no less favorable than could be obtained from an unrelated third party. In assessing Mr. Ain’s independence, our Board of Directors was aware of this information and concluded that it had no impact on his independence as a director.

AUDIT COMMITTEE REPORT (1)

The Board of Directors appointed an Audit Committee to monitor the integrity of our company’s consolidated financial statements, its system of internal control over financial reporting and the independence and performance of our independent registered public accounting firm. The Audit Committee also selects our company’s independent registered public accounting firm. The Audit Committee is governed by a written charter adopted by the Board of Directors.

The Audit Committee currently consists of three independent directors. Each member of the Audit Committee meets the independence requirements of the NASDAQ Global Market for membership on the Audit Committee.

Our company’s management is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by our company’s management and independent registered public accounting firm.

In fulfilling our oversight responsibilities, we discussed with representatives of KPMG LLP, our company’s independent registered public accounting firm for 2008, the overall scope and plans for their audit of our company’s consolidated financial statements for 2008. We met with them, with and without our company’s management present, to discuss the results of their audits of our consolidated financial statements and of our company’s internal control over financial reporting and to discuss with them the overall quality of our company’s financial reporting.

We reviewed and discussed the audited consolidated financial statements for 2008 with management and the independent registered public accounting firm.

We discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, including a discussion of our company’s accounting principles, the application of those principles, and the other matters required to be discussed with Audit Committees under generally accepted auditing standards.

In addition, we received from the independent registered public accounting firm a letter containing the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board ethics and independence rule, Rule 3526, Communication with Audit Committees Concerning Independence, and discussed the disclosures with them, as well as other matters relevant to their independence from management and our company. In evaluating the independence of our auditors, we noted that they provided no services to our company beyond their audit and review of our consolidated financial statements. We also considered the amount of fees they received for audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that our company’s audited consolidated financial statements for 2008 be included in our company’s annual report on Form 10-K.

The Audit Committee

Bruce J. Ryan (Chairman)

Mark S. Ain

Charles R. Trimble

(1)

The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any incorporation language in such filing.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We expect that representatives of KPMG LLP, our independent registered public accounting firm for 2008, will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

Fees for professional services

The following is a summary of the fees for professional services rendered by KPMG LLP for 2008 and 2007:

Fee category	Fees
	2008	2007
Audit fees	$414,000	$404,000

Total fees	$414,000	$404,000

Audit fees represent fees for professional services performed by KPMG LLP for the audit of our annual financial statements, the audit of our internal controls over financial reporting and the review of our quarterly financial statements. We did not engage KPMG LLP to provide any audit-related services, tax services or other services during or with respect to 2008.

Pre-approval policies and procedures

Our Audit Committee approves each engagement for audit or non-audit services before we engage KPMG LLP to provide those services.

Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage KPMG LLP to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services. None of the services provided by KPMG LLP for 2008 or 2007 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy materials relating to our 2010 annual meeting of stockholders must be received by us at our executive offices no later than December 23, 2009 or, if the date of that meeting is more than 30 calendar days before or after May 20, 2010, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

In addition, our by-laws provide that a stockholder desiring to bring business before any meeting of stockholders or to nominate any person for election to the Board of Directors must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled annual meeting, must describe the business to be brought before the meeting and must provide specific information about the stockholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. For example, if we were to hold our 2010 annual meeting on May 5, 2010, in order to bring an item of business before the 2010 annual meeting in accordance with our by-laws, a stockholder would be required to have delivered the requisite notice of that item of business to us on or after February 4, 2010 and not later than March 6, 2010. If we hold our 2010 annual meeting before May 5, 2010, and if we give less than 70 days’ notice or prior public disclosure of the date of that meeting, then the stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mailed notice of the date of the meeting and (2) the day on which we publicly disclosed the date of the meeting.

AVAILABLE INFORMATION

Stockholders of record on March 30, 2009 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

Appendix A

KVH INDUSTRIES, INC.

AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED ON FEBRUARY 6, 1996, MAY 26, 1999, MAY 23, 2001, DECEMBER 9, 2005, MAY 24, 2006 AND MAY 21, 2008)

1.	PURPOSE.

The KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of KVH Industries, Inc. (the “Company”) will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	DEFINITIONS.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” shall have the meaning set forth in Paragraph 1.

(c) “Committee” means the Compensation Committee of the Board.

(d) “Common Stock” means the common stock, $.01 par value per share, of the Company.

(e) “Company” shall also include any subsidiary of KVH Industries, Inc. designated as a participant in the Plan by the Board, unless the context otherwise requires.

(f) “Compensation” means, for the purpose of any Offering pursuant to this Plan, base pay in effect as of the Offering Commencement Date (as hereinafter defined). Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

(g) “Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by (i) the Company or (ii) any subsidiary corporation.

(h) “Investment Accounts” shall have the meaning set forth in Paragraph 9.

(i) “Offering” shall have the meaning set forth in Paragraph 4.

(j) “Offering Commencement Date” shall have the meaning set forth in Paragraph 4.

(k) “Offering Termination Date” shall have the meaning set forth in Paragraph 4.

(l) “Plan” shall have the meaning set forth in Paragraph 1.

(m) “Subsidiary corporation” shall mean any present or future corporation which is or would constitute a “subsidiary corporation” as that term is defined in Section 425 of the Code.

3.	ELIGIBILITY.

(a) Participation in the Plan is completely voluntary. Participation in any one or more of the offerings under the Plan shall neither limit, nor require, participation in any other offering.

(b) Each employee of the Company shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereafter defined, following the completion of twelve months of continuous service with the Company and/or its subsidiary corporations. Notwithstanding the foregoing, no employee shall be granted an option under the Plan:

(i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary corporation; for purposes of this Paragraph the rules of Section 425(d) of the Code shall apply in determining stock ownership of any employee; or

(ii) which permits his rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its subsidiary corporations to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423(b)(8) of the Code shall apply.

4.	OFFERING DATES.

The right to purchase stock hereunder shall be made available by a series of six-month offerings (the “Offering” or “Offerings”) to employees eligible in accordance with Paragraph 3 hereof. The Committee will, in its discretion, determine the applicable date of commencement (“Offering Commencement Date”) and termination date (“Offering Termination Date”) for each Offering. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5.	PARTICIPATION.

Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the office of the Company’s Treasurer 20 days prior to each applicable Offering Commencement Date, as determined by the Committee pursuant to Paragraph 4.

6.	PAYROLL DEDUCTIONS.

(a) At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during any Offering in which he is a participant at a specified percentage of his Compensation as determined on the applicable Offering Commencement Date; said percentage shall be in increments of one percent up to a maximum percentage of six percent.

(b) Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 10.

(c) All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account.

(d) A participant may withdraw from the Plan at any time during the applicable Offering period; provided, however, that a participant who is an officer or director of the Company and who withdraws from the Plan during any Offering period will not be eligible for the grant of any subsequent option under the Plan for a period of six months.

7.	GRANTING OF OPTION.

(a) On the Offering Termination Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to an amount determined by dividing 85% of the market value per share of the Common Stock on the applicable

Offering Termination Date into an amount equal to the sum of (i) the payroll deductions that have been withheld for the account of the participating employee during the applicable Offering period plus (ii) any amounts in the employee’s account on the Offering Commencement Date that have been carried forward from prior Offerings. Such market value per share of the Common Stock shall be determined as provided in clause (i) of Paragraph 7(b).

(b) The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be 85% of the average of the bid and the asked prices as reported by the Nasdaq Stock Market in the Wall Street Journal, or, if the Common Stock is designated as a national market security by the National Association of Securities Dealers, Inc. (“NASD”) the last trading price of the Common Stock as reported by the Nasdaq National Market System in the Wall Street Journal, or, if the Common Stock is listed on an exchange the closing price of the Common Stock on the exchange on the Offering Termination Date applicable to such Offering (or on the next regular business date on which shares of the Common Stock shall be traded in the event that no shares of the Common Stock have been traded on the Offering Termination Date); or if the Common Stock is not quoted on Nasdaq, not designated as a Nasdaq national market security and not listed on an exchange, 85% of the fair market value on the Offering Termination Date as determined by the Committee.

(c) A participant who is an officer or director of the Company and who elects pursuant to Paragraph 8(a) with respect to any Offering not to exercise an option deemed to have been granted pursuant to this Paragraph 7, shall not be eligible for the grant of an option hereunder for a period of six months.

8.	EXERCISE OF OPTION.

(a) Unless a participant gives written notice to the Treasurer of the Company as hereinafter provided, his option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of whole shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted the employee pursuant to Paragraph 7(a)), and any excess in his account at that time will be returned to the Participant.

(b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Treasurer of the Company, to have the excess cash returned to him.

9.	INVESTMENT ACCOUNTS.

All shares of Common Stock purchased pursuant to Paragraph 8 shall be held in separate investment accounts (“Investment Accounts”) maintained by such brokerage house, investment banking firm, commercial bank or other such similar institution as may be selected by the Board for the participants. Each Investment Account shall be in the name of the participating employee. All dividends, if any, paid with respect to shares of Common Stock in a participant’s Investment Account shall be credited to his or her Investment Account. Each participant shall have all of the rights and privileges of a stockholder of the Company with respect to those shares purchased under the Plan and held in his or her Investment Account.

10.	WITHDRAWAL AND TERMINATION.

(a) Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his account under the Plan for such Offering by giving written notice to the Treasurer of the Company. All of the participant’s payroll deductions credited to such account will be paid to him promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his pay during such offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

(b) Except as set forth in Paragraphs 6(d) and 7(c), a participant’s election not to participate in, or withdrawal from, any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

(c) Upon termination of the participant’s employment for any reason, including retirement but excluding death, the payroll deductions credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Paragraph 14.

(d) Upon termination of the participant’s employment because of death, his beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company’s Treasurer prior to the expiration of a period of 90 days commencing with the date of the death of the participant, either:

(i) to withdraw all of the payroll deductions credited to the participant’s account under the Plan; or

(ii) to exercise the participant’s option for the purchase of stock on the Offering Termination Date next following the date of the participant’s death for the purchase of the number of full shares which the accumulated payroll deductions in the participant’s account at the date of the participant’s death will purchase at the applicable option price (subject to the limitation contained in Paragraph 7(a)), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Company’s Treasurer, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant’s account at the date of the participant’s death and the same will be paid promptly to said beneficiary.

11.	INTEREST.

No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating employee.

12.	STOCK.

(a) The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 500,000 shares of Common Stock, $.01 par value per share, of the Company. The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan in any Offering shall be one percent of the shares of Common Stock outstanding. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, with the balances of payroll deductions credited to the account of each participant under the Plan carried forward to the next Offering or returned to the participant if he so chooses, by giving written notice to the Treasurer to this effect.

(b) The participant will have no interest in stock covered by his option until such option has been exercised.

(c) The shares of stock purchased by a participant who is an officer or director of the Company, or a beneficiary of a participant who was an officer or director of the Company pursuant to Paragraph 14 hereof, at each Offering Termination Date may not be sold or transferred by such participant or beneficiary for a period of six months following such Offering Termination Date. Certificates representing said shares of stock issued pursuant to this Plan may bear legends to that effect.

13.	ADMINISTRATION.

The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

14.	DESIGNATION OF BENEFICIARY.

A participant shall file with the Treasurer of the Company a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15.	TRANSFERABILITY.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

16.	USE OF FUNDS.

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.	EFFECT OF CHANGES OF COMMON STOCK.

If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

18.	AMENDMENT OR TERMINATION.

The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan.

19.	NOTICES.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company.

20.	MERGER OR CONSOLIDATION.

If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation. In accordance with this Paragraph and Paragraph 17, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

21.	APPROVAL OF STOCKHOLDERS.

The Plan is subject to the approval of the stockholders of the Company by written consent or at their next annual meeting or at any special meeting of the stockholders for which one of the purposes of such a special meeting shall be to act upon the Plan.

22.	GOVERNMENTAL AND OTHER REGULATIONS.

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the Commonwealth of Massachusetts. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 20, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Ú  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold

	01 - Mark S. Ain	☐	☐	02 - Stanley K. Honey	☐	☐	Ê

*To elect two Class I Directors to a three-year term.

		For	Against	Abstain

2.	To approve an amendment to the KVH Industries, Inc., 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available in the plan by 50,000 to 550,000.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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<STOCK#>	011OAB

Dear Stockholder,

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 20, 2009.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

KVH Industries, Inc.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — KVH Industries, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KVH INDUSTRIES, INC.

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF

DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Proxy for Annual Meeting of Stockholders

to be held on May 20, 2009

The undersigned hereby appoints Robert W.B. Kits van Heyningen and Felise Feingold, or either of them acting singly, proxies and attorneys-in-fact, with full power of substitution, to vote all shares of Common Stock of KVH Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, on May 20, 2009, at 11:00 a.m., Eastern time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 22, 2009, a copy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.